UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

New York City REIT, Inc.

(Name of Registrant as Specified in Its Charter)

Comrit Investments 1, LP

Comrit Investments Ltd.

I.B.I. Investment House Ltd

Ziv Sapir

Sharon Stern

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Comrit Investments 1, LP, together with the other participants named herein (collectively, “Comrit”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its highly qualified independent director nominee at the 2022 annual meeting of stockholders of New York City REIT, Inc., a Maryland corporation.

On March 14, 2022, Comrit issued the following press release.

Comrit Investments Files Preliminary Proxy Statement in Connection with New York City REIT’s Annual Meeting

Believes a New, Independent Director Is Required to Help Address NYC REIT’s Exceedingly Poor Corporate Governance, Perpetual Underperformance and Sustained Discount to NAV

Calls on the Board to Establish a Date for the 2022 Annual Meeting so Stockholders Can Take Steps to Have Their Voices Heard

Encourages Stockholders to Visit www.RebuildNYCREIT.com and Review Comrit’s Preliminary Proxy Statement

NEW YORK & TEL AVIV, Israel—(BUSINESS WIRE)—Comrit Investments 1, LP (together with its affiliates, “Comrit” or “we”), a long-term stockholder of New York City REIT, Inc. (NYSE: NYC) (“NYC REIT” or the “Company”), today announced that it has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) in connection with the nomination of Sharon Stern, a highly qualified and independent candidate with significant real estate experience, for election to the Company’s Board of Directors (the “Board”) at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”).

Stockholders can visit www.RebuildNYCREIT.com for information pertaining to our campaign and to review the preliminary proxy filed with the SEC.

Ziv Sapir, Managing Partner of Comrit, commented:

“As a long-term stockholder, we have had sustained concerns regarding NYC REIT’s poor corporate governance, chronic underperformance and the resulting trading price discount relative to the Company’s net asset value. Stockholders of NYC REIT since the initial public offering in 2020 are painfully aware that this Board has overseen poor operational and financial performance while failing to take meaningful actions to change the status quo. While the Board recently went into damage control mode following our nomination of a director candidate, we see little evidence of Company leadership acting with the appropriate level of care or urgency to advance stockholders’ interests.

Despite our best efforts to engage in good faith and pursue a compromise with the Board, we were initially rebuffed and told that the Company is ‘prepared to fight.’ This apparent contempt for stockholders only reinforced our view that immediate boardroom change is needed to help ensure objective and independent thinking on the part of the directors. Nevertheless, we would still prefer to reach a negotiated and constructive solution with NYC REIT that is in the best interests of all stockholders. We have nominated Ms. Stern for election to the Board because she is committed to advocating for better governance and exploring all paths to enhancing stockholder value. We contend that electing Ms. Stern, who has a stellar track record in real estate, will be a first step toward restoring investor confidence in NYC REIT and delivering credibility to this seemingly dysfunctional and insular boardroom.

We call on the Board to set the date for the 2022 Annual Meeting so that stockholders will have an opportunity to have their voices heard. It is clear to us that investors are fed up with the Company’s exceedingly poor corporate governance and brazen attempts to restrict stockholder rights.”

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If you have questions, please contact Saratoga Proxy Consulting at info@saratogaproxy.com or toll free at: (888) 368-0379.

Visit www.RebuildNYCREIT.com to review Comrit’s preliminary proxy statement.

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About Comrit Investments

Comrit Investments 1, LP is an investment partnership that invests in income generating real estate through public non-traded real estate investment trusts. Founded in 2015 and based in Tel Aviv, Washington D.C. and New York City, Comrit is sponsored by I.B.I. Investment House Ltd. (TLV: IBI), an Israel-based market leader in alternative fund offerings. Comrit’s management team collectively has 30 years of experience investing across the U.S. real estate market.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Comrit, together with the other participants named below, has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of a highly qualified director nominee at the 2022 annual meeting of stockholders of New York City REIT, Inc. (the “Company”).

COMRIT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT AND WHITE PROXY CARD WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Comrit, Comrit Investments Ltd., I.B.I. Investment House Ltd., Ziv Sapir and Sharon Stern.

As of the date hereof, Comrit beneficially owns 267,520 shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”). Comrit Investments Ltd., as the general partner of Comrit, may be deemed the beneficial owner of the 267,520 shares of Class A Common Stock owned by Comrit. I.B.I. Investment House Ltd, as the majority owner of Comrit Investments Ltd., may be deemed the beneficial owner of the 267,520 shares of Class A Common Stock owned by Comrit. Ziv Sapir, as the Managing Partner and CEO of Comrit, and as the CEO and minority owner of Comrit Investments Ltd., may be deemed the beneficial owner of the 267,520 shares of Class A Common Stock owned by Comrit. As of the date hereof, Ms. Stern does not own any securities of the Company.

Contacts

For Investors:

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills, 212-257-1311

jferguson@saratogaproxy.com / jmills@saratogaproxy.com

For Media:

Longacre Square Partners

Charlotte Kiaie / Bela Kirpalani, 646-386-0091

ckiaie@longacresquare.com / bkirpalani@longacresquare.com